EXHIBIT 99.1

First Financial Bancorp Reports Second Quarter 2012 Financial Results

Cincinnati, Ohio - July 24, 2012 - First Financial Bancorp (Nasdaq: FFBC) (“First Financial” or the “Company”) announced today financial and operational results for the second quarter 2012.

Second quarter 2012 net income was $17.8 million and earnings per diluted common share were $0.30. This compares with first quarter 2012 net income of $17.0 million and earnings per diluted common share of $0.29 and second quarter 2011 net income of $16.0 million and earnings per diluted common share of $0.27.

The board of directors has authorized a regular dividend of $0.15 per common share and a variable dividend of $0.15 per common share for the next regularly scheduled dividend, payable on October 1, 2012 to shareholders of record as of August 31, 2012. This is a continuation of the 100% dividend payout ratio first announced in the second quarter 2011 and is expected to continue through 2013 unless the Company's capital position materially changes or capital deployment opportunities arise.

▪	87th consecutive quarter of profitability

▪	Quarterly adjusted pre-tax, pre-provision income remains solid, totaling $30.2 million, or 1.92% of average assets

▪	Continued strong quarterly performance

•	Return on average assets of 1.13%

•	Return on average risk-weighted assets of 1.92%

•	Return on average shareholders' equity of 9.98%

▪	Capital ratios remain high

•	Tangible common equity to tangible assets of 9.91%

•	Tier 1 capital ratio of 17.14%

•	Total risk-based capital ratio of 18.42%

▪	Quarterly net interest margin remains strong at 4.49%, benefiting from the continued decline in deposit funding costs resulting from strategic initiatives

▪	Total uncovered loan portfolio growth of 6.7% on an annualized basis

•	Strong growth in commercial real estate loan balances

•	Increasing contribution from specialty finance product lines

▪	Total classified assets declined $9.1 million, or 5.9%, compared to the linked quarter and $39.2 million, or 21.2%, compared to June 30, 2011

During the quarter, the Company incurred certain pre-tax expenses that are not expected to recur of $2.2 million, or $0.02 per diluted common share after taxes, primarily related to employee benefit and exit costs associated with the banking center consolidation and closure plans effective late in the second quarter 2012 and for those planned for August 2012. Additionally, the Company recognized pre-tax gains of approximately $5.0 million, or $0.05 per diluted common share after taxes, associated with the settlement of litigation related to a subsidiary.

Claude Davis, President and Chief Executive Officer, commented, “Our financial results for the second quarter reflected continued solid performance despite ongoing challenges in our operating environment. While earnings were impacted by certain significant one-time items and an increase in credit costs related to our uncovered loan portfolio, we continued to execute on our community bank business model and leverage our increased presence in the Indianapolis and Dayton markets. We were especially pleased with the continued positive impact of our deposit pricing and rationalization strategies on both earnings and net interest margin. Non-core time deposits declined over 10% during the quarter and our cost of deposits declined 8 basis points to 0.49%, helping us to maintain one of the stronger net interest margins among banks in our peer group.

“Our uncovered loan portfolio increased 6.7% on an annualized basis during the quarter, driven primarily by commercial real estate activity. Additionally, we continued to gain traction with our specialty finance product lines as evidenced by the growth in our equipment finance portfolio. Our pipeline at the end of the first quarter translated into strong second quarter originations and renewals, which increased almost 30% compared to the linked quarter. The impact was muted, however, as we experienced payoffs on some larger credits during the quarter. Our pipeline at the end of the second quarter remained strong and consistent with levels at March 31. While there is still economic uncertainty in our strategic markets, we are optimistic that our sales efforts and client-centered approach to building long-term relationships will drive strong future revenue growth.

We also remain firmly committed to increasing our efficiency and ensuring that sufficient resources are focused on markets and product offerings that provide the greatest opportunities for maximizing growth and shareholder value. We completed the consolidation or market exit of 10 locations during the quarter and have announced that we will be consolidating another two Indiana-based banking centers and exiting four other Indiana markets where we have a limited presence, effective August 2012. Net of the anticipated impact on revenue from expected deposit attrition, the estimated annual pre-tax operating expenses associated with all of these closures are approximately $3.0 million. This will provide us the flexibility to channel greater resources into our metropolitan markets of Cincinnati, Dayton and Indianapolis. Additionally, we will be initiating an in-depth analysis of our cost structure during the third quarter to ensure that we achieve our stated strategic operating efficiency ratio target of 55% - 60%."

NET INTEREST INCOME
Net interest income for the second quarter 2012 was $64.8 million as compared to $66.7 million for the first quarter 2012 and $65.9 million as compared to the year-over-year period. Compared to the linked quarter, total interest income decreased $3.2 million, or 4.2%, during the second quarter 2012 as a result of lower interest income earned on loans. The lower interest income earned on loans was driven primarily by a 6.9% decline in the average balance of covered loans outstanding and, to a lesser extent, a decrease in the yield earned on uncovered loans. Total interest expense declined $1.3 million, or 15.6%, compared to the first quarter 2012 due primarily to lower interest expense on deposits.

NET INTEREST MARGIN
Net interest margin was 4.49% for the second quarter 2012 as compared to 4.51% for the first quarter 2012 and 4.61% for the second quarter 2011. Net interest margin continued to benefit from the impact of deposit pricing and rationalization strategies as the average balance of interest-bearing deposits declined 7.4% and the cost of funds related to these deposits decreased 7 bps compared to the linked quarter. The improvement in deposit funding costs offset the continued negative impact of amortization and paydowns in the Company's high-yielding covered loan portfolio as well as the effect of lower yields earned on uncovered loans and a decline in loan fees. Additionally, net interest margin benefitted from the impact of a lower earning asset base.

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NONINTEREST INCOME
The following table presents noninterest income for the three months ended June 30, 2012, March 31, 2012 and June 30, 2011 highlighting the estimated impact of covered loan activity and other transition items on the Company's reported balance.

Table I
	For the Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in thousands)	2012	2012	2011

Total noninterest income	$33,545	$31,925	$41,118
Certain significant components of noninterest income
Items likely to recur:
Accelerated discount on covered loans [1,2]	3,764	3,645	4,756
FDIC loss sharing income	8,280	12,816	21,643
Income (loss) related to transition/non-strategic operations	91	(10)	(485)
Items not expected to recur:
Other items not expected to recur	5,000	209	(152)
Total noninterest income excluding items noted above	$16,410	$15,265	$15,356

[1] See Selected Financial Information for additional information
[2] Net of the corresponding valuation adjustment on the FDIC indemnification asset

Excluding the items highlighted in Table I, noninterest income earned in the second quarter 2012 was $16.4 million as compared to $15.3 million in the first quarter 2012 and $15.4 million in the second quarter 2011. The increase of $1.1 million was driven by an increase in service charges on deposits, client derivative fees and gain on sale of loans from mortgage originations and franchise loan sales, partially offset by lower trust and wealth management fees. During the quarter, the Company recognized a $5.0 million gain associated with the settlement of litigation related to a subsidiary.

NONINTEREST EXPENSE
The following table presents noninterest expense for the three months ended June 30, 2012, March 31, 2012 and June 30, 2011 including the estimated effect of covered asset activity, acquired-non-strategic operations, acquisition-related costs and other transition items.

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Table II
	For the Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in thousands)	2012	2012	2011

Total noninterest expense	$57,459	$55,778	$52,497
Certain significant components of noninterest expense
Items likely to recur:
Loss share and covered asset expense	4,317	3,043	3,376
FDIC loss share support	1,014	1,163	1,369
Acquired-non-strategic operating expenses [1]	19	(146)	2,673
Transition-related items [1]	—	—	161
Items not expected to recur:
Acquisition-related costs [1]	78	188	76
Other items not expected to recur	2,870	2,797	1,140
Total noninterest income excluding items noted above	$49,161	$48,733	$43,702

[1] See Selected Financial Information for additional information

Excluding the items highlighted in Table II, noninterest expense in the second quarter 2012 was $49.2 million as compared to $48.7 million in the first quarter 2012 and $43.7 million in the second quarter 2011. The increase of $0.4 million compared to the linked quarter was due to modestly higher data processing costs, collection expenses, uncovered OREO expenses and other miscellaneous expenses, partially offset by lower occupancy costs. Loss share and covered asset expense includes $1.2 million of losses on covered OREO and $3.1 million of other credit-related expenses. Included in other items not expected to recur are $2.2 million of employee benefit and exit costs primarily associated with announced banking center consolidation and closure plans.

INCOME TAXES
For the second quarter 2012, income tax expense was $8.7 million, resulting in an effective tax rate of 32.8%, compared with income tax expense of $9.6 million and an effective tax rate of 36.2% during the first quarter 2012 and $8.9 million and an effective tax rate of 35.7% during the comparable year-over-year period. The decrease in the effective tax rate during the second quarter 2012 was driven by a one-time provision to return adjustment related to state income taxes at the subsidiary level.

CREDIT QUALITY - EXCLUDING COVERED ASSETS
The following table presents certain credit quality metrics related to the Company's uncovered loan portfolio as of June 30, 2012 and for the trailing four quarters.

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Table III
	As of or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2012	2012	2011	2011	2011

Total nonaccrual loans	$63,093	$55,945	$54,299	$59,150	$56,536
Troubled debt restructurings - accruing	9,909	9,495	4,009	4,712	3,039
Troubled debt restructurings - nonaccrual	10,185	17,205	18,071	12,571	14,443
Total troubled debt restructurings	20,094	26,700	22,080	17,283	17,482
Total nonperforming loans	83,187	82,645	76,379	76,433	74,018
Total nonperforming assets	98,875	97,681	87,696	88,436	90,331
Nonperforming assets as a % of:
Period-end loans plus OREO	3.27%	3.28%	2.94%	3.00%	3.22%
Total assets	1.57%	1.52%	1.31%	1.40%	1.50%
Nonperforming assets ex. accruing TDRs as a % of:
Period-end loans plus OREO	2.94%	2.96%	2.81%	2.84%	3.11%
Total assets	1.42%	1.37%	1.25%	1.32%	1.44%
Nonperforming loans as a % of total loans	2.76%	2.79%	2.57%	2.60%	2.65%
Provision for loan and lease losses - uncovered	$8,364	$3,258	$5,164	$7,643	$5,756
Allowance for uncovered loan & lease losses	$50,952	$49,437	$52,576	$54,537	$53,671
Allowance for loan & lease losses as a % of:
Period-end loans	1.69%	1.67%	1.77%	1.86%	1.92%
Nonaccrual loans	80.8%	88.4%	96.8%	92.2%	94.9%
Nonaccrual loans plus nonaccrual TDRs	69.5%	67.6%	72.7%	76.0%	75.6%
Nonperforming loans	61.3%	59.8%	68.8%	71.4%	72.5%
Total net charge-offs	$6,849	$6,397	$7,125	$6,777	$5,730
Annualized net-charge-offs as a % of average
loans & leases	0.93%	0.87%	0.95%	0.96%	0.83%

Net Charge-offs
Significant items driving net charge-offs for the quarter included $2.0 million related to the dispositions of a commercial real estate credit and a construction and land development credit and $1.2 million related to valuation adjustments of two commercial real estate credits.

Nonperforming Assets
Nonaccrual loans, including nonaccrual troubled debt restructurings, totaled $73.3 million as of June 30, 2012 compared to $73.2 million as of March 31, 2012 as total additions during the quarter slightly outweighed credits removed from nonaccrual status due to the finalization of resolution strategies, including transfers to OREO, dispositions and net charge-offs. Nonaccrual troubled debt restructurings declined $7.0 million during the quarter, driven primarily by the sale of a $4.4 million construction and land development credit.

OREO increased $0.7 million to $15.7 million during the second quarter as additions of $1.8 million exceeded resolutions and valuation adjustments during the quarter of $1.1 million. There were no individually significant items included in either the additions or resolutions for the quarter.

Classified assets as of June 30, 2012 totaled $145.6 million as compared to $154.7 million for the linked quarter and $184.8 million as of June 30, 2011, representing declines of 5.9% and 21.2%, respectively. Classified assets, which have declined for seven consecutive quarters, are defined by the Company as nonperforming assets plus performing loans internally rated substandard or worse.

Delinquent Loans
As of June 30, 2012, loans 30-to-89 days past due increased to $26.0 million, or 0.86% of period end loans, as compared to $20.2 million, or 0.68%, as of March 31, 2012 and $26.8 million, or 0.96%, as of

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June 30, 2011. The increase compared to the linked quarter resulted from increased delinquencies in the commercial real estate and residential real estate portfolios.

Provision for Loan & Lease Losses
Second quarter 2012 provision expense related to uncovered loans and leases was $8.4 million as compared to $3.3 million during the linked quarter and $5.8 million during the comparable year-over-year quarter. Provision expense is a result of the Company's modeling efforts to estimate the period end allowance for loan and lease losses. The increase relative to the linked quarter was due primarily to either establishing or adding to specific reserves totaling $6.1 million in the aggregate on three separate commercial and commercial real estate credits, offset partially by the continued positive migration trends in classified assets as well as the finalization of resolution strategies on certain loans during the quarter. As a percentage of net charge-offs, second quarter 2012 provision expense equaled 122.1%.

LOANS (EXCLUDING COVERED LOANS)
The following table presents the loan portfolio, not including covered loans, as of June 30, 2012, March 31, 2012 and June 30, 2011.

Table IV
	As of
	June 30, 2012		March 31, 2012		June 30, 2011
		Percent		Percent		Percent
(Dollars in thousands)	Balance	of Total	Balance	of Total	Balance	of Total

Commercial	$823,890	27.3%	$831,101	28.0%	$798,552	28.6%
Real estate - construction	86,173	2.9%	104,305	3.5%	142,682	5.1%
Real estate - commercial	1,321,446	43.9%	1,262,775	42.6%	1,144,368	41.0%
Real estate - residential	292,503	9.7%	288,922	9.7%	256,788	9.2%
Installment	61,590	2.0%	63,793	2.2%	63,799	2.3%
Home equity	365,413	12.1%	359,711	12.1%	344,457	12.3%
Credit card	31,486	1.0%	31,149	1.1%	28,618	1.0%
Lease financing	30,109	1.0%	21,794	0.7%	9,890	0.4%
Total	$3,012,610	100.0%	$2,963,550	100.0%	$2,789,154	100.0%

Loans, excluding covered loans, totaled $3.0 billion as of June 30, 2012, increasing $49.1 million, or 6.7% on an annualized basis, compared to the linked quarter and $223.5 million, or 8.0%, compared to the second quarter 2011.

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INVESTMENTS
The following table presents a summary of the total investment portfolio at June 30, 2012.

Table V
	As of June 30, 2012
	Securities	Securities	Other	Total	Percent	Tax Equiv.	Effective
(Dollars in thousands)	HTM	AFS	Investments	Securities	of Portfolio	Yield	Duration

Agencies	$21,080	$26,117	—	$47,197	2.8%	2.80%	3.1
CMO - fixed rate	534,662	105,671	—	640,333	38.4%	2.24%	1.6
CMO - variable rate	—	210,900	—	210,900	12.6%	0.74%	1.0
MBS - fixed rate	130,481	249,857	—	380,338	22.8%	2.92%	1.7
MBS - variable rate	185,166	72,539	—	257,705	15.4%	2.66%	2.3
Municipal	2,149	7,663	—	9,812	0.6%	7.14%	0.4
Corporate	—	40,315	—	40,315	2.4%	6.26%	7.8
Other AFS securities	—	11,456	—	11,456	0.7%	2.61%	0.1
Regulatory stock	—	—	71,492	71,492	4.3%	3.83%	—
	$873,538	$724,518	$71,492	$1,669,548	100.0%	2.48%	1.8

The investment portfolio decreased $56.0 million, or 3.2%, during the second quarter 2012 as $39.5 million of purchases during the quarter were offset by amortizations and paydowns in the portfolio. The purchases consisted primarily of agency MBS with a weighted average yield of 2.39% and duration of 3.8 years. As of June 30, 2012, the overall duration of the investment portfolio decreased to 1.8 years compared to 2.6 years as of March 31, 2012 due to increased prepayment speeds resulting from the continued decline in interest rates. The yield earned on the portfolio during the quarter declined to 2.46% from 2.57% for the linked quarter. As of June 30, 2012, the market value of the portfolio classified as available-for-sale resulted in a net unrealized gain of $17.8 million which is included in other comprehensive income. With regard to increased prepayment speeds and premium risk inherent in the investment portfolio, the Company has partially mitigated its refinancing and premium risk by capping the premium at which it has purchased securities and by selectively purchasing agency MBS collateralized by assets less subject to refinancing in this interest rate environment.

DEPOSITS
Non-time deposit balances totaled $3.8 billion as of June 30, 2012, representing a decrease of $139.8 million, or 3.6%, compared to March 31, 2012. The decline was driven by a $162.2 million decrease in public fund interest-bearing demand and money market balances and a $54.5 million decrease in retail balances resulting primarily from the branch consolidation plan occurring during the quarter. Offsetting this activity was an increase of $64.5 million in core noninterest-bearing accounts.

Total time deposit balances decreased $159.4 million, or 10.7%, compared to the linked quarter as the Company continued to focus on reducing non-core relationship deposits in connection with its deposit rationalization strategies.

The Company's rationalization strategies related to deposit pricing continued to have a positive impact as the cost of funds related to interest bearing deposits declined to 61 bps for the second quarter compared to 68 bps for the linked quarter and 98 bps for the second quarter 2011. The Company's total cost of deposit funding declined to 49 bps for the quarter, a decrease of 14.0% compared to the prior quarter and 41.7% compared to the second quarter 2011.

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CAPITAL MANAGEMENT
The following table presents First Financial's regulatory and other capital ratios as of June 30, 2012, March 31, 2012 and June 30, 2011.

Table VI
	As of
	June 30,	March 31,	June 30,	"Well-Capitalized"
	2012	2012	2011	Minimum

Leverage Ratio	10.21%	9.94%	11.01%	5.00%
Tier 1 Capital Ratio	17.14%	17.18%	20.14%	6.00%
Total Risk-Based Capital Ratio	18.42%	18.45%	21.42%	10.00%
Ending tangible shareholders' equity
to ending tangible assets	9.91%	9.66%	11.11%	N/A
Ending tangible common shareholders'
equity to ending tangible assets	9.91%	9.66%	11.11%	N/A

The Company's leverage and tangible common equity ratios increased during the quarter as total tangible assets declined and tangible common equity remained essentially unchanged compared to balances as of March 31, 2012. As of June 30, 2012, tangible book value per common share was $10.47 compared to $10.41 as of March 31, 2012 and $11.42 as of June 30, 2011. Regulatory capital ratios as of June 30, 2012 are considered preliminary pending the filing of the Company's regulatory reports.

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Teleconference / Webcast Information
First Financial's senior management will host a conference call to discuss the Company's financial and operating results on Wednesday, July 25, 2012 at 9:00 a.m. Eastern Time. Members of the public who would like to listen to the conference call should dial (877) 317-6789 (U.S. toll free), (866) 605-3852 (Canada toll free) or +1 (412) 317-6789 (International) (no passcode required). The number should be dialed five to ten minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company's website at www.bankatfirst.com. A replay of the conference call will be available beginning one hour after the completion of the live call through August 9, 2012 at (877) 344-7529 (U.S. toll free) and +1 (412) 317-0088 (International); conference number 10016666. The webcast will be archived on the Investor Relations section of the Company's website through July 25, 2013.

Press Release and Additional Information on Website
This press release as well as supplemental information and any non-GAAP reconciliations related to this release is available to the public through the Investor Relations section of First Financial's website at www.bankatfirst.com/investor.

Forward-Looking Statement

Certain statements contained in this news release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the ''Act''). In addition, certain statements in future filings by First Financial with the SEC, in press releases, and in oral and written statements made by or with the approval of First Financial which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors, and statements of future economic performances and statements of assumptions underlying such statements. Words such as ''believes,'' ''anticipates,'' “likely,” “expected,” ''intends,'' and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management's analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

▪	management's ability to effectively execute its business plan;

▪
the risk that the strength of the United States economy in general and the strength of the local economies in which we conduct operations may continue to deteriorate resulting in, among other things, a further deterioration in credit quality or a reduced demand for credit, including the resultant effect on our loan portfolio, allowance for loan and lease losses and overall financial performance;

▪	U.S. fiscal debt and budget matters;

▪	the ability of financial institutions to access sources of liquidity at a reasonable cost;

▪
the impact of recent upheaval in the financial markets and the effectiveness of domestic and international governmental actions taken in response, and the effect of such governmental actions on us, our competitors and counterparties, financial markets generally and availability of credit specifically, and the U.S. and international economies, including potentially higher FDIC premiums arising from increased payments from FDIC insurance funds as a result of depository institution failures;

▪	the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act);

▪	the effect of the current low interest rate environment or changes in interest rates on our net interest margin and our loan originations and securities holdings;

▪	our ability to keep up with technological changes;

▪	failure or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers;

▪	our ability to comply with the terms of loss sharing agreements with the FDIC;

▪
mergers and acquisitions, including costs or difficulties related to the integration of acquired companies and the wind-down of non-strategic operations that may be greater than expected, such as the risks and

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uncertainties associated with the Irwin Mortgage Corporation bankruptcy proceedings and other acquired subsidiaries;

▪	the risk that exploring merger and acquisition opportunities may detract from management's time and ability to successfully manage our Company;

▪
expected cost savings in connection with the consolidation of recent acquisitions may not be fully realized or realized within the expected time frames, and deposit attrition, customer loss and revenue loss following completed acquisitions may be greater than expected;

▪	our ability to increase market share and control expenses;

▪	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and the SEC;

▪	adverse changes in the securities, debt and/or derivatives markets;

▪	our success in recruiting and retaining the necessary personnel to support business growth and expansion and maintain sufficient expertise to support increasingly complex products and services;

▪
monetary and fiscal policies of the Board of Governors of the Federal Reserve System (Federal Reserve) and the U.S. government and other governmental initiatives affecting the financial services industry;

▪	our ability to manage loan delinquency and charge-off rates and changes in estimation of the adequacy of the allowance for loan and lease losses; and

▪	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation.

In addition, please refer to our Annual Report on Form 10-K for the year ended December 31, 2011, as well as our other filings with the SEC, for a more detailed discussion of these risks and uncertainties and other factors. Such forward-looking statements are meaningful only on the date when such statements are made, and First Financial undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of June 30, 2012, the Company had $6.3 billion in assets, $3.9 billion in loans, $5.1 billion in deposits and $717 million in shareholders' equity. The Company's subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its three lines of business: commercial, retail and wealth management. The commercial and retail units provide traditional banking services to business and consumer clients. First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.3 billion in assets under management as of June 30, 2012. The Company's strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 129 banking centers. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

Contact Information
Investors/Analysts                    Media
Kenneth Lovik                        Cheryl Lipp
Vice President, Investor Relations and            First Vice President, Director of Communications
Corporate Development                    (513) 979-5797
(513) 979-5837                        cheryl.lipp@bankatfirst.com
kenneth.lovik@bankatfirst.com

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Selected Financial Information
June 30, 2012
(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended,					Six months ended,
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,
	2012	2012	2011	2011	2011	2012	2011
RESULTS OF OPERATIONS
Net income	$17,802	$16,994	$17,941	$15,618	$15,973	$34,796	$33,180
Net earnings per share - basic	$0.31	$0.29	$0.31	$0.27	$0.28	$0.60	$0.58
Net earnings per share - diluted	$0.30	$0.29	$0.31	$0.27	$0.27	$0.59	$0.57
Dividends declared per share	$0.29	$0.31	$0.27	$0.27	$0.12	$0.60	$0.24

KEY FINANCIAL RATIOS
Return on average assets	1.13%	1.05%	1.09%	1.01%	1.03%	1.09%	1.07%
Return on average shareholders' equity	9.98%	9.67%	9.89%	8.54%	9.05%	9.83%	9.54%
Return on average tangible shareholders' equity	11.68%	11.37%	11.59%	9.56%	9.84%	11.52%	10.38%

Net interest margin	4.49%	4.51%	4.32%	4.55%	4.61%	4.50%	4.67%
Net interest margin (fully tax equivalent) (1)	4.50%	4.52%	4.34%	4.57%	4.62%	4.51%	4.69%

Ending shareholders' equity as a percent of ending assets	11.41%	11.14%	10.68%	11.47%	11.95%	11.41%	11.95%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets	9.91%	9.66%	9.23%	10.38%	11.11%	9.91%	11.11%
Risk-weighted assets	16.39%	16.42%	16.63%	18.47%	19.65%	16.39%	19.65%

Average shareholders' equity as a percent of average assets	11.32%	10.91%	11.05%	11.83%	11.38%	11.11%	11.24%
Average tangible shareholders' equity as a percent of
average tangible assets	9.84%	9.43%	9.58%	10.70%	10.56%	9.64%	10.42%

Book value per share	$12.25	$12.21	$12.22	$12.48	$12.39	$12.25	$12.39
Tangible book value per share	$10.47	$10.41	$10.41	$11.15	$11.42	$10.47	$11.42

Tier 1 Ratio (2)	17.14%	17.18%	17.47%	18.81%	20.14%	17.14%	20.14%
Total Capital Ratio (2)	18.42%	18.45%	18.74%	20.08%	21.42%	18.42%	21.42%
Leverage Ratio (2)	10.21%	9.94%	9.87%	10.87%	11.01%	10.21%	11.01%

AVERAGE BALANCE SHEET ITEMS
Loans (3)	$2,995,296	$2,979,508	$2,983,354	$2,800,466	$2,782,947	$2,987,402	$2,802,092
Covered loans and FDIC indemnification asset	1,100,014	1,179,670	1,287,776	1,380,128	1,481,353	1,139,842	1,554,592
Investment securities	1,713,503	1,664,643	1,257,574	1,199,473	1,093,870	1,689,073	1,069,715
Interest-bearing deposits with other banks	4,454	126,330	485,432	306,969	375,434	65,392	326,408
Total earning assets	$5,813,267	$5,950,151	$6,014,136	$5,687,036	$5,733,604	$5,881,709	$5,752,807
Total assets	$6,334,973	$6,478,931	$6,515,756	$6,136,815	$6,219,754	$6,406,952	$6,242,952
Noninterest-bearing deposits	$1,044,405	$931,347	$860,863	$735,621	$734,674	$987,876	$733,962
Interest-bearing deposits	4,210,079	4,545,151	4,630,412	4,366,827	4,402,103	4,377,615	4,416,732
Total deposits	$5,254,484	$5,476,498	$5,491,275	$5,102,448	$5,136,777	$5,365,491	$5,150,694
Borrowings	$234,995	$161,911	$174,939	$195,140	$218,196	$198,453	$224,109
Shareholders' equity	$717,111	$706,547	$719,964	$725,809	$707,750	$711,829	$701,441

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance to ending loans	1.69%	1.67%	1.77%	1.86%	1.92%	1.69%	1.92%
Allowance to nonaccrual loans	80.76%	88.37%	96.83%	92.20%	94.93%	80.76%	94.93%
Allowance to nonperforming loans	61.25%	59.82%	68.84%	71.35%	72.51%	61.25%	72.51%
Nonperforming loans to total loans	2.76%	2.79%	2.57%	2.60%	2.65%	2.76%	2.65%
Nonperforming assets to ending loans, plus OREO	3.27%	3.28%	2.94%	3.00%	3.22%	3.27%	3.22%
Nonperforming assets to total assets	1.57%	1.52%	1.31%	1.40%	1.50%	1.57%	1.50%
Net charge-offs to average loans (annualized)	0.93%	0.87%	0.95%	0.96%	0.83%	0.90%	0.72%

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
(2) June 30, 2012 regulatory capital ratios are preliminary.
(3) Includes loans held for sale.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended,			Six months ended,
	Jun. 30,			Jun. 30,
	2012	2011	% Change	2012	2011	% Change
Interest income
Loans, including fees	$63,390	$71,929	(11.9)%	$129,826	$145,945	(11.0)%
Investment securities
Taxable	10,379	7,080	46.6%	20,896	13,883	50.5%
Tax-exempt	121	192	(37.0)%	255	390	(34.6)%
Total investment securities interest	10,500	7,272	44.4%	21,151	14,273	48.2%
Other earning assets	(1,967)	(1,384)	42.1%	(3,957)	(2,338)	69.2%
Total interest income	71,923	77,817	(7.6)%	147,020	157,880	(6.9)%

Interest expense
Deposits	6,381	10,767	(40.7)%	14,097	22,167	(36.4)%
Short-term borrowings	37	49	(24.5)%	49	94	(47.9)%
Long-term borrowings	675	937	(28.0)%	1,355	2,026	(33.1)%
Subordinated debentures and capital securities	0	197	(100.0)%	0	391	(100.0)%
Total interest expense	7,093	11,950	(40.6)%	15,501	24,678	(37.2)%
Net interest income	64,830	65,867	(1.6)%	131,519	133,202	(1.3)%
Provision for loan and lease losses - uncovered	8,364	5,756	45.3%	11,622	6,403	81.5%
Provision for loan and lease losses - covered	6,047	23,895	(74.7)%	18,998	49,911	(61.9)%
Net interest income after provision for loan and lease losses	50,419	36,216	39.2%	100,899	76,888	31.2%

Noninterest income
Service charges on deposit accounts	5,376	4,883	10.1%	10,285	9,493	8.3%
Trust and wealth management fees	3,377	3,507	(3.7)%	7,168	7,432	(3.6)%
Bankcard income	2,579	2,328	10.8%	5,115	4,483	14.1%
Net gains from sales of loans	1,132	854	32.6%	2,072	1,843	12.4%
FDIC loss sharing income	8,280	21,643	(61.7)%	21,096	45,078	(53.2)%
Accelerated discount on covered loans	3,764	4,756	(20.9)%	7,409	10,539	(29.7)%
Other	9,037	3,147	187.2%	12,325	5,908	108.6%
Total noninterest income	33,545	41,118	(18.4)%	65,470	84,776	(22.8)%

Noninterest expenses
Salaries and employee benefits	29,048	25,123	15.6%	57,909	52,693	9.9%
Net occupancy	5,025	4,493	11.8%	10,407	11,353	(8.3)%
Furniture and equipment	2,323	2,581	(10.0)%	4,567	5,134	(11.0)%
Data processing	2,076	1,453	42.9%	3,977	2,691	47.8%
Marketing	1,238	1,402	(11.7)%	2,392	2,643	(9.5)%
Communication	913	753	21.2%	1,807	1,567	15.3%
Professional services	2,151	3,095	(30.5)%	4,298	5,322	(19.2)%
State intangible tax	970	1,236	(21.5)%	1,996	2,601	(23.3)%
FDIC assessments	1,270	1,152	10.2%	2,433	3,273	(25.7)%
Other	12,445	11,209	11.0%	23,451	23,010	1.9%
Total noninterest expenses	57,459	52,497	9.5%	113,237	110,287	2.7%
Income before income taxes	26,505	24,837	6.7%	53,132	51,377	3.4%
Income tax expense	8,703	8,864	(1.8)%	18,336	18,197	0.8%
Net income	$17,802	$15,973	11.5%	$34,796	$33,180	4.9%

ADDITIONAL DATA
Net earnings per share - basic	$0.31	$0.28		$0.60	$0.58
Net earnings per share - diluted	$0.30	$0.27		$0.59	$0.57
Dividends declared per share	$0.29	$0.12		$0.60	$0.24

Return on average assets	1.13%	1.03%		1.09%	1.07%
Return on average shareholders' equity	9.98%	9.05%		9.83%	9.54%

Interest income	$71,923	$77,817	(7.6)%	$147,020	$157,880	(6.9)%
Tax equivalent adjustment	216	240	(10.0)%	434	478	(9.2)%
Interest income - tax equivalent	72,139	78,057	(7.6)%	147,454	158,358	(6.9)%
Interest expense	7,093	11,950	(40.6)%	15,501	24,678	(37.2)%
Net interest income - tax equivalent	$65,046	$66,107	(1.6)%	$131,953	$133,680	(1.3)%

Net interest margin	4.49%	4.61%		4.50%	4.67%
Net interest margin (fully tax equivalent) (1)	4.50%	4.62%		4.51%	4.69%

Full-time equivalent employees	1,525	1,374

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2012
	Second	First		% Change
	Quarter	Quarter	YTD	Linked Qtr.
Interest income
Loans, including fees	63,390	$66,436	$129,826	(4.6)%
Investment securities
Taxable	10,379	10,517	20,896	(1.3)%
Tax-exempt	121	134	255	(9.7)%
Total investment securities interest	10,500	10,651	21,151	(1.4)%
Other earning assets	(1,967)	(1,990)	(3,957)	(1.2)%
Total interest income	71,923	75,097	147,020	(4.2)%

Interest expense
Deposits	6,381	7,716	14,097	(17.3)%
Short-term borrowings	37	12	49	208.3%
Long-term borrowings	675	680	1,355	(0.7)%
Total interest expense	7,093	8,408	15,501	(15.6)%
Net interest income	64,830	66,689	131,519	(2.8)%
Provision for loan and lease losses - uncovered	8,364	3,258	11,622	156.7%
Provision for loan and lease losses - covered	6,047	12,951	18,998	(53.3)%
Net interest income after provision for loan and lease losses	50,419	50,480	100,899	(0.1)%

Noninterest income
Service charges on deposit accounts	5,376	4,909	10,285	9.5%
Trust and wealth management fees	3,377	3,791	7,168	(10.9)%
Bankcard income	2,579	2,536	5,115	1.7%
Net gains from sales of loans	1,132	940	2,072	20.4%
FDIC loss sharing income	8,280	12,816	21,096	(35.4)%
Accelerated discount on covered loans	3,764	3,645	7,409	3.3%
Other	9,037	3,288	12,325	174.8%
Total noninterest income	33,545	31,925	65,470	5.1%

Noninterest expenses
Salaries and employee benefits	29,048	28,861	57,909	0.6%
Net occupancy	5,025	5,382	10,407	(6.6)%
Furniture and equipment	2,323	2,244	4,567	3.5%
Data processing	2,076	1,901	3,977	9.2%
Marketing	1,238	1,154	2,392	7.3%
Communication	913	894	1,807	2.1%
Professional services	2,151	2,147	4,298	0.2%
State intangible tax	970	1,026	1,996	(5.5)%
FDIC assessments	1,270	1,163	2,433	9.2%
Other	12,445	11,006	23,451	13.1%
Total noninterest expenses	57,459	55,778	113,237	3.0%
Income before income taxes	26,505	26,627	53,132	(0.5)%
Income tax expense	8,703	9,633	18,336	(9.7)%
Net income	$17,802	$16,994	$34,796	4.8%

ADDITIONAL DATA
Net earnings per share - basic	$0.31	$0.29	$0.60
Net earnings per share - diluted	$0.30	$0.29	$0.59
Dividends declared per share	$0.29	$0.31	$0.60

Return on average assets	1.13%	1.05%	1.09%
Return on average shareholders' equity	9.98%	9.67%	9.83%

Interest income	$71,923	$75,097	$147,020	(4.2)%
Tax equivalent adjustment	216	218	434	(0.9)%
Interest income - tax equivalent	72,139	75,315	147,454	(4.2)%
Interest expense	7,093	8,408	15,501	(15.6)%
Net interest income - tax equivalent	$65,046	$66,907	$131,953	(2.8)%

Net interest margin	4.49%	4.51%	4.50%
Net interest margin (fully tax equivalent) (1)	4.50%	4.52%	4.51%

Full-time equivalent employees	1,525	1,513

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2011
	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans, including fees	$69,658	$70,086	$71,929	$74,016	$285,689
Investment securities
Taxable	6,945	7,411	7,080	6,803	28,239
Tax-exempt	201	176	192	198	767
Total investment securities interest	7,146	7,587	7,272	7,001	29,006
Other earning assets	(1,819)	(1,721)	(1,384)	(954)	(5,878)
Total interest income	74,985	75,952	77,817	80,063	308,817

Interest expense
Deposits	8,791	9,823	10,767	11,400	40,781
Short-term borrowings	25	44	49	45	163
Long-term borrowings	693	867	937	1,089	3,586
Subordinated debentures and capital securities	0	0	197	194	391
Total interest expense	9,509	10,734	11,950	12,728	44,921
Net interest income	65,476	65,218	65,867	67,335	263,896
Provision for loan and lease losses - uncovered	5,164	7,643	5,756	647	19,210
Provision for loan and lease losses - covered	6,910	7,260	23,895	26,016	64,081
Net interest income after provision for loan and lease losses	53,402	50,315	36,216	40,672	180,605

Noninterest income
Service charges on deposit accounts	4,920	4,793	4,883	4,610	19,206
Trust and wealth management fees	3,531	3,377	3,507	3,925	14,340
Bankcard income	2,490	2,318	2,328	2,155	9,291
Net gains from sales of loans	1,172	1,243	854	989	4,258
FDIC loss sharing income	7,433	8,377	21,643	23,435	60,888
Accelerated discount on covered loans	4,775	5,207	4,756	5,783	20,521
Gain on sale of investment securities	2,541	0	0	0	2,541
Other	2,778	2,800	3,147	2,761	11,486
Total noninterest income	29,640	28,115	41,118	43,658	142,531

Noninterest expenses
Salaries and employee benefits	26,447	27,774	25,123	27,570	106,914
Net occupancy	5,893	4,164	4,493	6,860	21,410
Furniture and equipment	2,425	2,386	2,581	2,553	9,945
Data processing	1,559	1,466	1,453	1,238	5,716
Marketing	1,567	1,584	1,402	1,241	5,794
Communication	864	772	753	814	3,203
Professional services	2,252	2,062	3,095	2,227	9,636
State intangible tax	436	546	1,236	1,365	3,583
FDIC assessments	1,192	1,211	1,152	2,121	5,676
Other	12,033	11,177	11,209	11,801	46,220
Total noninterest expenses	54,668	53,142	52,497	57,790	218,097
Income before income taxes	28,374	25,288	24,837	26,540	105,039
Income tax expense	10,433	9,670	8,864	9,333	38,300
Net income	$17,941	$15,618	$15,973	$17,207	$66,739

ADDITIONAL DATA
Net earnings per share - basic	$0.31	$0.27	$0.28	$0.30	$1.16
Net earnings per share - diluted	$0.31	$0.27	$0.27	$0.29	$1.14
Dividends declared per share	$0.27	$0.27	$0.12	$0.12	$0.78

Return on average assets	1.09%	1.01%	1.03%	1.11%	1.06%
Return on average shareholders' equity	9.89%	8.54%	9.05%	10.04%	9.37%

Interest income	$74,985	$75,952	$77,817	$80,063	$308,817
Tax equivalent adjustment	265	236	240	238	979
Interest income - tax equivalent	75,250	76,188	78,057	80,301	309,796
Interest expense	9,509	10,734	11,950	12,728	44,921
Net interest income - tax equivalent	$65,741	$65,454	$66,107	$67,573	$264,875

Net interest margin	4.32%	4.55%	4.61%	4.73%	4.55%
Net interest margin (fully tax equivalent) (1)	4.34%	4.57%	4.62%	4.75%	4.57%

Full-time equivalent employees	1,508	1,377	1,374	1,483

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provided useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	% Change	% Change
	2012	2012	2011	2011	2011	Linked Qtr.	Comparable Qtr.
ASSETS
Cash and due from banks	$126,392	$125,949	$149,653	$108,253	$104,150	0.4%	21.4%
Interest-bearing deposits with other banks	9,187	24,101	375,398	369,130	147,108	(61.9)%	(93.8)%
Investment securities available-for-sale	724,518	736,309	1,441,846	1,120,179	1,134,114	(1.6)%	(36.1)%
Investment securities held-to-maturity	873,538	917,758	2,664	2,724	3,001	(4.8)%	29,008.2%
Other investments	71,492	71,492	71,492	71,492	71,492	0.0%	0.0%
Loans held for sale	20,971	21,052	24,834	14,259	8,824	(0.4)%	137.7%
Loans
Commercial	823,890	831,101	856,981	822,552	798,552	(0.9)%	3.2%
Real estate - construction	86,173	104,305	114,974	136,651	142,682	(17.4)%	(39.6)%
Real estate - commercial	1,321,446	1,262,775	1,233,067	1,202,035	1,144,368	4.6%	15.5%
Real estate - residential	292,503	288,922	287,980	300,165	256,788	1.2%	13.9%
Installment	61,590	63,793	67,543	70,034	63,799	(3.5)%	(3.5)%
Home equity	365,413	359,711	358,960	362,919	344,457	1.6%	6.1%
Credit card	31,486	31,149	31,631	30,435	28,618	1.1%	10.0%
Lease financing	30,109	21,794	17,311	12,870	9,890	38.2%	204.4%
Total loans, excluding covered loans	3,012,610	2,963,550	2,968,447	2,937,661	2,789,154	1.7%	8.0%
Less
Allowance for loan and lease losses	50,952	49,437	52,576	54,537	53,671	3.1%	(5.1)%
Net loans - uncovered	2,961,658	2,914,113	2,915,871	2,883,124	2,735,483	1.6%	8.3%
Covered loans	903,862	986,619	1,053,244	1,151,066	1,242,730	(8.4)%	(27.3)%
Less
Allowance for loan and lease losses	48,327	46,156	42,835	48,112	51,044	4.7%	(5.3)%
Net loans - covered	855,535	940,463	1,010,409	1,102,954	1,191,686	(9.0)%	(28.2)%
Net loans	3,817,193	3,854,576	3,926,280	3,986,078	3,927,169	(1.0)%	(2.8)%
Premises and equipment	142,744	141,664	138,096	120,325	114,797	0.8%	24.3%
Goodwill	95,050	95,050	95,050	68,922	51,820	0.0%	83.4%
Other intangibles	9,195	10,193	10,844	8,436	4,847	(9.8)%	89.7%
FDIC indemnification asset	146,765	156,397	173,009	177,814	193,113	(6.2)%	(24.0)%
Accrued interest and other assets	245,632	262,027	262,345	290,117	281,172	(6.3)%	(12.6)%
Total Assets	$6,282,677	$6,416,568	$6,671,511	$6,337,729	$6,041,607	(2.1)%	4.0%

LIABILITIES
Deposits
Interest-bearing demand	$1,154,852	$1,289,490	$1,317,339	$1,288,721	$1,021,519	(10.4)%	13.1%
Savings	1,543,619	1,613,244	1,724,659	1,537,420	1,643,110	(4.3)%	(6.1)%
Time	1,331,758	1,491,132	1,654,662	1,658,031	1,581,603	(10.7)%	(15.8)%
Total interest-bearing deposits	4,030,229	4,393,866	4,696,660	4,484,172	4,246,232	(8.3)%	(5.1)%
Noninterest-bearing	1,071,520	1,007,049	946,180	814,928	728,178	6.4%	47.2%
Total deposits	5,101,749	5,400,915	5,642,840	5,299,100	4,974,410	(5.5)%	2.6%
Federal funds purchased and securities sold
under agreements to repurchase	73,919	78,619	99,431	95,451	105,291	(6.0)%	(29.8)%
FHLB short-term borrowings	176,000	0	0	0	0	N/M	N/M
Total short-term borrowings	249,919	78,619	99,431	95,451	105,291	217.9%	137.4%
Long-term debt	75,120	75,745	76,544	76,875	102,255	(0.8)%	(26.5)%
Total borrowed funds	325,039	154,364	175,975	172,326	207,546	110.6%	56.6%
Accrued interest and other liabilities	139,101	146,596	140,475	139,171	137,889	(5.1)%	0.9%
Total Liabilities	5,565,889	5,701,875	5,959,290	5,610,597	5,319,845	(2.4)%	4.6%

SHAREHOLDERS' EQUITY
Common stock	576,929	575,675	579,871	578,974	577,856	0.2%	(0.2)%
Retained earnings	331,315	330,563	331,351	329,243	329,455	0.2%	0.6%
Accumulated other comprehensive loss	(18,172)	(18,687)	(21,490)	(3,388)	(7,902)	(2.8)%	130.0%
Treasury stock, at cost	(173,284)	(172,858)	(177,511)	(177,697)	(177,647)	0.2%	(2.5)%
Total Shareholders' Equity	716,788	714,693	712,221	727,132	721,762	0.3%	(0.7)%
Total Liabilities and Shareholders' Equity	$6,282,677	$6,416,568	$6,671,511	$6,337,729	$6,041,607	(2.1)%	4.0%

N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages					Year-to-Date Averages
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,
	2012	2012	2011	2011	2011	2012	2011
ASSETS
Cash and due from banks	$121,114	$123,634	$121,603	$110,336	$118,829	$122,374	$115,410
Interest-bearing deposits with other banks	4,454	126,330	485,432	306,969	375,434	65,392	326,408
Investment securities	1,713,503	1,664,643	1,257,574	1,199,473	1,093,870	1,689,073	1,069,715
Loans held for sale	19,554	19,722	21,067	9,497	8,530	19,638	12,304
Loans
Commercial	827,722	850,092	851,006	794,447	797,158	838,907	800,035
Real estate - construction	99,087	112,945	135,825	141,791	139,255	106,016	148,776
Real estate - commercial	1,279,869	1,235,613	1,206,678	1,145,195	1,132,662	1,257,741	1,134,138
Real estate - residential	290,335	287,749	293,158	258,377	260,920	289,042	263,211
Installment	62,846	65,302	68,945	63,672	65,568	64,074	66,628
Home equity	361,166	358,360	360,389	346,486	341,876	359,763	341,085
Credit card	31,383	31,201	30,759	29,505	28,486	31,292	28,404
Lease financing	23,334	18,524	15,527	11,496	8,492	20,929	7,511
Total loans, excluding covered loans	2,975,742	2,959,786	2,962,287	2,790,969	2,774,417	2,967,764	2,789,788
Less
Allowance for loan and lease losses	50,353	53,513	55,157	55,146	55,132	51,933	57,431
Net loans - uncovered	2,925,389	2,906,273	2,907,130	2,735,823	2,719,285	2,915,831	2,732,357
Covered loans	950,226	1,020,220	1,113,876	1,196,327	1,295,228	985,223	1,357,367
Less
Allowance for loan and lease losses	47,964	47,152	51,330	51,955	39,070	47,558	31,278
Net loans - covered	902,262	973,068	1,062,546	1,144,372	1,256,158	937,665	1,326,089
Net loans	3,827,651	3,879,341	3,969,676	3,880,195	3,975,443	3,853,496	4,058,446
Premises and equipment	143,261	140,377	128,168	116,070	115,279	141,819	117,132
Goodwill	95,050	95,050	77,158	52,004	51,820	95,050	51,820
Other intangibles	9,770	10,506	9,094	4,697	5,031	10,138	5,225
FDIC indemnification asset	149,788	159,450	173,900	183,801	186,125	154,619	197,225
Accrued interest and other assets	250,828	259,878	272,084	273,773	289,393	255,353	289,267
Total Assets	$6,334,973	$6,478,931	$6,515,756	$6,136,815	$6,219,754	$6,406,952	$6,242,952

LIABILITIES
Deposits
Interest-bearing demand	$1,192,868	$1,285,196	$1,388,903	$1,153,178	$1,130,503	$1,239,032	$1,109,762
Savings	1,610,411	1,682,507	1,617,588	1,659,152	1,636,821	1,646,459	1,611,086
Time	1,406,800	1,577,448	1,623,921	1,554,497	1,634,779	1,492,124	1,695,884
Total interest-bearing deposits	4,210,079	4,545,151	4,630,412	4,366,827	4,402,103	4,377,615	4,416,732
Noninterest-bearing	1,044,405	931,347	860,863	735,621	734,674	987,876	733,962
Total deposits	5,254,484	5,476,498	5,491,275	5,102,448	5,136,777	5,365,491	5,150,694
Federal funds purchased and securities sold
under agreements to repurchase	80,715	85,891	98,268	100,990	95,297	83,303	92,432
FHLB short-term borrowings	78,966	0	0	0	0	39,483	0
Total short-term borrowings	159,681	85,891	98,268	100,990	95,297	122,786	92,432
Long-term debt	75,314	76,020	76,671	94,150	102,506	75,667	111,171
Other long-term debt	0	0	0	0	20,393	0	20,506
Total borrowed funds	234,995	161,911	174,939	195,140	218,196	198,453	224,109
Accrued interest and other liabilities	128,383	133,975	129,578	113,418	157,031	131,179	166,708
Total Liabilities	5,617,862	5,772,384	5,795,792	5,411,006	5,512,004	5,695,123	5,541,511

SHAREHOLDERS' EQUITY
Common stock	576,276	578,514	579,321	578,380	577,417	577,395	578,597
Retained earnings	332,280	324,370	323,624	331,107	318,466	328,325	313,680
Accumulated other comprehensive loss	(18,242)	(20,344)	(5,396)	(6,013)	(10,488)	(19,293)	(11,862)
Treasury stock, at cost	(173,203)	(175,993)	(177,585)	(177,665)	(177,645)	(174,598)	(178,974)
Total Shareholders' Equity	717,111	706,547	719,964	725,809	707,750	711,829	701,441
Total Liabilities and Shareholders' Equity	$6,334,973	$6,478,931	$6,515,756	$6,136,815	$6,219,754	$6,406,952	$6,242,952

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Quarterly Averages						Year-to-Date Averages
	Jun. 30, 2012		Mar. 31, 2012		Jun. 30, 2011		Jun. 30, 2012		Jun. 30, 2011
	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield	Balance	Yield
Earning assets
Investment securities	$1,713,503	2.46%	$1,664,643	2.57%	$1,093,870	2.67%	$1,689,073	2.53%	$1,069,715	2.69%
Interest-bearing deposits with other banks	4,454	0.18%	126,330	0.28%	375,434	0.35%	65,392	0.28%	326,408	0.38%
Gross loans (2)	4,095,310	6.02%	4,159,178	6.21%	4,264,300	6.60%	4,127,244	6.15%	4,356,684	6.62%
Total earning assets	5,813,267	4.96%	5,950,151	5.06%	5,733,604	5.44%	5,881,709	5.04%	5,752,807	5.53%

Nonearning assets
Allowance for loan and lease losses	(98,317)		(100,665)		(94,202)		(99,491)		(88,709)
Cash and due from banks	121,114		123,634		118,829		122,374		115,410
Accrued interest and other assets	498,909		505,811		461,523		502,360		463,444
Total assets	$6,334,973		$6,478,931		$6,219,754		$6,406,952		$6,242,952

Interest-bearing liabilities
Total interest-bearing deposits	$4,210,079	0.61%	$4,545,151	0.68%	$4,402,103	0.98%	$4,377,615	0.65%	$4,416,732	1.01%
Borrowed funds
Short-term borrowings	159,681	0.09%	85,891	0.06%	95,297	0.21%	122,786	0.08%	92,432	0.21%
Long-term debt	75,314	3.59%	76,020	3.59%	102,506	3.67%	75,667	3.61%	111,171	3.68%
Other long-term debt	0	N/M	0	N/M	20,393	3.87%	0	N/M	20,506	3.85%
Total borrowed funds	234,995	1.22%	161,911	1.71%	218,196	2.17%	198,453	1.43%	224,109	2.26%
Total interest-bearing liabilities	4,445,074	0.64%	4,707,062	0.72%	4,620,299	1.04%	4,576,068	0.68%	4,640,841	1.07%

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,044,405		931,347		734,674		987,876		733,962
Other liabilities	128,383		133,975		157,031		131,179		166,708
Shareholders' equity	717,111		706,547		707,750		711,829		701,441
Total liabilities & shareholders' equity	$6,334,973		$6,478,931		$6,219,754		$6,406,952		$6,242,952

Net interest income (1)	$64,830		$66,689		$65,867		$131,519		$133,202
Net interest spread (1)		4.32%		4.34%		4.40%		4.36%		4.46%
Net interest margin (1)		4.49%		4.51%		4.61%		4.50%		4.67%

(1) Not tax equivalent.
(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.
N/M = Not meaningful.

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Linked Qtr. Income Variance			Comparable Qtr. Income Variance			Year-to-Date Income Variance
	Rate	Volume	Total	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investment securities	$(450)	$299	$(151)	$(569)	$3,797	$3,228	$(878)	$7,756	$6,878
Interest-bearing deposits with other banks	(32)	(55)	(87)	(159)	(167)	(326)	(156)	(363)	(519)
Gross loans (2)	(1,978)	(958)	(2,936)	(6,262)	(2,534)	(8,796)	(10,227)	(6,992)	(17,219)
Total earning assets	(2,460)	(714)	(3,174)	(6,990)	1,096	(5,894)	(11,261)	401	(10,860)

Interest-bearing liabilities
Total interest-bearing deposits	$(827)	$(508)	$(1,335)	$(4,095)	$(291)	$(4,386)	$(7,944)	$(126)	$(8,070)
Borrowed funds
Short-term borrowings	8	17	25	(27)	15	(12)	(57)	12	(45)
Long-term debt	1	(6)	(5)	(18)	(244)	(262)	(35)	(636)	(671)
Other long-term debt	0	0	0	(197)	0	(197)	(391)	0	(391)
Total borrowed funds	9	11	20	(242)	(229)	(471)	(483)	(624)	(1,107)
Total interest-bearing liabilities	(818)	(497)	(1,315)	(4,337)	(520)	(4,857)	(8,427)	(750)	(9,177)
Net interest income (1)	$(1,642)	$(217)	$(1,859)	$(2,653)	$1,616	$(1,037)	$(2,834)	$1,151	$(1,683)

(1) Not tax equivalent.

(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY
(excluding covered assets)
(Dollars in thousands)
(Unaudited)
						Six months ended,
	Jun. 30,	Mar 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
	2012	2012	2011	2011	2011	2012	2011

ALLOWANCE FOR LOAN AND LEASE LOSS ACTIVITY
Balance at beginning of period	$49,437	$52,576	$54,537	$53,671	$53,645	$52,576	$57,235
Provision for uncovered loan and lease losses	8,364	3,258	5,164	7,643	5,756	11,622	6,403
Gross charge-offs
Commercial	1,129	1,186	1,742	879	383	2,315	815
Real estate - construction	717	1,787	2,105	1,771	1,213	2,504	2,403
Real estate - commercial	3,811	2,244	2,505	2,997	2,791	6,055	4,880
Real estate - residential	191	604	473	564	406	795	514
Installment	116	60	115	162	177	176	249
Home equity	915	644	488	510	923	1,559	1,185
Other	259	297	363	291	339	556	787
Total gross charge-offs	7,138	6,822	7,791	7,174	6,232	13,960	10,833
Recoveries
Commercial	48	72	348	92	222	120	322
Real estate - construction	0	0	5	0	27	0	27
Real estate - commercial	68	113	68	168	38	181	73
Real estate - residential	9	28	3	4	29	37	38
Installment	75	123	96	87	82	198	180
Home equity	28	24	71	9	12	52	37
Other	61	65	75	37	92	126	189
Total recoveries	289	425	666	397	502	714	866
Total net charge-offs	6,849	6,397	7,125	6,777	5,730	13,246	9,967
Ending allowance for uncovered loan and lease losses	$50,952	$49,437	$52,576	$54,537	$53,671	$50,952	$53,671

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial	0.53%	0.53%	0.65%	0.39%	0.08%	0.53%	0.12%
Real estate - construction	2.91%	6.36%	6.13%	4.96%	3.42%	4.75%	3.22%
Real estate - commercial	1.18%	0.69%	0.80%	0.98%	0.97%	0.94%	0.85%
Real estate - residential	0.25%	0.81%	0.64%	0.86%	0.58%	0.53%	0.36%
Installment	0.26%	(0.39)%	0.11%	0.47%	0.58%	(0.07)%	0.21%
Home equity	0.99%	0.70%	0.46%	0.57%	1.07%	0.84%	0.68%
Other	1.46%	1.88%	2.47%	2.46%	2.68%	1.66%	3.36%
Total net charge-offs	0.93%	0.87%	0.95%	0.96%	0.83%	0.90%	0.72%

COMPONENTS OF NONPERFORMING LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans
Commercial	$12,065	$5,936	$7,809	$10,792	$9,811	$12,065	$9,811
Real estate - construction	7,243	7,005	10,005	13,844	13,237	7,243	13,237
Real estate - commercial	36,116	35,581	28,349	26,408	26,213	36,116	26,213
Real estate - residential	5,069	5,131	5,692	5,507	4,564	5,069	4,564
Installment	319	377	371	322	335	319	335
Home equity	2,281	1,915	2,073	2,277	2,376	2,281	2,376
Nonaccrual loans	63,093	55,945	54,299	59,150	56,536	63,093	56,536
Troubled debt restructurings (TDRs)
Accruing	9,909	9,495	4,009	4,712	3,039	9,909	3,039
Nonaccrual	10,185	17,205	18,071	12,571	14,443	10,185	14,443
Total TDRs	20,094	26,700	22,080	17,283	17,482	20,094	17,482
Total nonperforming loans	83,187	82,645	76,379	76,433	74,018	83,187	74,018
Other real estate owned (OREO)	15,688	15,036	11,317	12,003	16,313	15,688	16,313
Total nonperforming assets	98,875	97,681	87,696	88,436	90,331	98,875	90,331
Accruing loans past due 90 days or more	143	203	191	235	149	143	149
Total underperforming assets	$99,018	$97,884	$87,887	$88,671	$90,480	$99,018	$90,480
Total classified assets	$145,621	$154,684	$162,372	$172,581	$184,786	$145,621	$184,786

CREDIT QUALITY RATIOS (excluding covered assets)
Allowance for loan and lease losses to
Nonaccrual loans	80.76%	88.37%	96.83%	92.20%	94.93%	80.76%	94.93%
Nonaccrual loans plus nonaccrual TDRs	69.53%	67.58%	72.65%	76.04%	75.62%	69.53%	75.62%
Nonperforming loans	61.25%	59.82%	68.84%	71.35%	72.51%	61.25%	72.51%
Total ending loans	1.69%	1.67%	1.77%	1.86%	1.92%	1.69%	1.92%
Nonperforming loans to total loans	2.76%	2.79%	2.57%	2.60%	2.65%	2.76%	2.65%
Nonperforming assets to
Ending loans, plus OREO	3.27%	3.28%	2.94%	3.00%	3.22%	3.27%	3.22%
Total assets	1.57%	1.52%	1.31%	1.40%	1.50%	1.57%	1.50%
Nonperforming assets, excluding accruing TDRs to
Ending loans, plus OREO	2.94%	2.96%	2.81%	2.84%	3.11%	2.94%	3.11%
Total assets	1.42%	1.37%	1.25%	1.32%	1.44%	1.42%	1.44%

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY
(Dollars in thousands, except per share data)
(Unaudited)
						Six months ended,
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Jun. 30,	Jun. 30,
	2012	2012	2011	2011	2011	2012	2011
PER COMMON SHARE
Market Price
High	$17.70	$18.28	$17.06	$17.12	$17.20	$18.28	$18.91
Low	$14.88	$16.11	$13.40	$13.34	$15.04	$14.88	$15.04
Close	$15.98	$17.30	$16.64	$13.80	$16.69	$15.98	$16.69

Average shares outstanding - basic	57,933,281	57,795,258	57,744,662	57,735,811	57,694,792	57,864,269	57,642,970
Average shares outstanding - diluted	58,958,279	58,881,043	58,672,575	58,654,099	58,734,662	58,921,689	58,722,448
Ending shares outstanding	58,513,393	58,539,458	58,267,054	58,256,136	58,259,440	58,513,393	58,259,440

REGULATORY CAPITAL	Preliminary
Tier 1 Capital	$640,644	$637,612	$636,836	$661,838	$681,492	$640,644	$681,492
Tier 1 Ratio	17.14%	17.18%	17.47%	18.81%	20.14%	17.14%	20.14%
Total Capital	$688,401	$684,838	$683,255	$706,570	$724,763	$688,401	$724,763
Total Capital Ratio	18.42%	18.45%	18.74%	20.08%	21.42%	18.42%	21.42%
Total Capital in excess of minimum
requirement	$389,367	$387,954	$391,623	$425,128	$454,034	$389,367	$454,034
Total Risk-Weighted Assets	$3,737,920	$3,711,053	$3,645,403	$3,518,026	$3,384,115	$3,737,920	$3,384,115
Leverage Ratio	10.21%	9.94%	9.87%	10.87%	11.01%	10.21%	11.01%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	11.41%	11.14%	10.68%	11.47%	11.95%	11.41%	11.95%
Ending tangible shareholders' equity to ending tangible assets	9.91%	9.66%	9.23%	10.38%	11.11%	9.91%	11.11%
Average shareholders' equity to average assets	11.32%	10.91%	11.05%	11.83%	11.38%	11.11%	11.24%
Average tangible shareholders' equity to average tangible assets	9.84%	9.43%	9.58%	10.70%	10.56%	9.64%	10.42%

SUPPLEMENTAL INFORMATION ON COVERED ASSETS AND ACQUISITION-RELATED ITEMS

To assist in analyzing the effect of the Company's 2009 FDIC assisted transactions and 2011 branch transactions on its financial results, supplemental information that segregates the estimated impact on pre-tax earnings of certain acquisition-related items and provides additional detail on the covered loan portfolio follows.

SUMMARY OF SIGNIFICANT ACQUISITION-RELATED ITEMS
The following table illustrates the estimated income and expense effects of certain direct acquisition-related items for the three months ended June 30, 2012, March 31, 2012 and June 30, 2011.

Table VII
	For the Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in thousands)	2012	2012	2011

Income effect:
Accelerated discount on covered loans [1,2]	$3,764	$3,645	$4,756
Acquired-non-strategic net interest income	7,117	7,428	8,821
FDIC loss sharing income [1]	8,280	12,816	21,643
Service charges on deposit accounts related to
acquired-non-strategic operations	42	37	108
Other income (loss) related to transition/non-strategic operations	49	(47)	(593)
Total income effect	$19,252	$23,879	$34,735

Expense effect:
Provision for loan and lease losses - covered	$6,047	$12,951	$23,895
Loss share and covered asset expense [3]	4,317	3,043	3,376
FDIC loss share support [3]	1,014	1,163	1,369
Acquired-non-strategic operating expenses: [3]	19	(146)	2,673
Acquisition-related costs: [3]	78	188	76
Transition-related items: [3]	—	—	161
Total expense effect	$11,475	$17,199	$31,550

[1] Included in noninterest income
[2] Net of the corresponding valuation adjustment on the FDIC indemnification asset
[3] Included in noninterest expense

ACCELERATED DISCOUNT ON LOAN PREPAYMENTS AND DISPOSITIONS
During the second quarter 2012, First Financial recognized approximately $3.8 million in accelerated discount from acquired loans, net of the corresponding adjustment on the FDIC indemnification asset. Accelerated discount is recognized when acquired loans, which are recorded on the Company's balance sheet at an amount less than the unpaid principal balance, prepay at an amount greater than their recorded book value. Prepayments can occur through either customer driven payments before the maturity date or loan sales. The amount of discount attributable to the credit loss component of each loan varies and the recognized amount is offset by a related reduction in the FDIC indemnification asset. Accelerated discount recognized during the quarter resulted primarily from loan prepayments.

OPERATING EXPENSES AND OTHER ACQUISITION-RELATED COSTS
Acquired-non-strategic operating expenses, acquisition-related costs and transition-related items have declined significantly as costs associated with acquisitions, including market exit costs and professional services and other resolution expenses related to non-strategic acquired subsidiaries, have continued to wind down over the past several quarters.

NET INTEREST MARGIN IMPACT
Net interest margin is affected by certain activity related to the acquired loan portfolio. The majority of these loans are accounted for under ASC Topic 310-30 and, as such, the Company is required to periodically update its forecast of expected cash flows from these loans. Impairment, as a result of a decrease in expected cash flows, is recognized as provision expense in the period it is measured and has no impact on net interest margin. Improvements in expected cash flows, in excess of any prior impairment, are recognized on a prospective basis through an upward adjustment to the yield earned on the portfolio. Impairment and improvement are both partially offset by the impact of changes in the value of the FDIC indemnification asset. Impairment is partially offset by an increase to the FDIC indemnification asset as a result of FDIC loss sharing income. Improvement, which is reflected as a higher yield, is partially offset by a lower yield earned on the FDIC indemnification asset until the next periodic valuation of the loans and the indemnification asset. The weighted average yield of the acquired loan portfolio may also be subject to change as loans with higher yields pay down more quickly or slowly than loans with lower yields.

The following table shows the estimated yield earned by the Company on its covered and uncovered loan portfolios and the FDIC indemnification asset for the three months ended June 30, 2012.

Table VIII	For the Three Months Ended
	June 30, 2012
	Average
(Dollars in thousands)	Balance	Yield
Loans, excluding covered loans [1]	$2,995,296	4.88%
Covered loan portfolio accounted for under ASC Topic 310-30 [2]	863,609	11.03%
Covered loan portfolio accounted for under ASC Topic 310-20 [3]	86,617	15.12%
FDIC indemnification asset [2]	149,788	-5.29%
Total	$4,095,310	6.02%

[1] Includes loans with loss share coverage removed
[2] Future yield adjustments subject to change based on required, periodic valuation procedures
[3] Includes loans with revolving privileges which are scoped out of ASC Topic 310-30 and certain loans which the Company elected to treat under the cost recovery method of accounting.

As part of its on-going valuation procedures, the Company experienced a $0.8 million improvement in the cash flow expectations related to certain loan pools. During the quarter, the average yield earned on covered loans accounted for under ASC Topic 310-30 was 11.03%. On a prospective basis and until its next periodic valuation, the Company expects the yield on covered loans to be 11.54%.

This projected improvement in cash flow expectations on loans is partially offset by a related decline in cash flow expectations on the FDIC indemnification asset which is recognized through its yield. The average yield earned on the indemnification asset during the second quarter 2012 was -5.29%. On a prospective basis and until its next periodic valuation, the Company expects the yield on the indemnification asset to be -5.45%.

LOSS SHARE AGREEMENTS
As of June 30, 2012, 23.1% of the Company's total loans were covered loans. As required under the loss-share arrangements, First Financial must file monthly certifications with the FDIC on single-family residential loans and quarterly certifications on all other loans. To date, all certifications have been filed in a timely manner and without significant issues.

COVERED LOAN PORTFOLIO
The following table presents estimated activity in the covered loan portfolio by loan type during the second quarter 2012.

Table IX
	Covered Loan Activity - Second Quarter 2012
		Reduction in Recorded Investment Due to:
	March 31,			Contractual	Net	Loans With	June 30,
(Dollars in thousands)	2012	Sales	Prepayments	Activity [1]	Charge-Offs [2]	Coverage Removed	2012
Commercial	$164,933	$—	$14,360	$7,365	$1,199	$—	$142,009
Real estate - construction	16,727	—	35	566	793	—	15,333
Real estate - commercial	609,141	1,285	35,579	13,159	1,399	1,046	556,673
Real estate - residential	115,428	—	2,667	939	102	—	111,720
Installment	12,079	—	333	99	6	—	11,641
Home equity	64,824	—	3,155	(1,870)	377	—	63,162
Other covered loans	3,487	—	—	163	—	—	3,324
Total covered loans	$986,619	$1,285	$56,129	$20,421	$3,876	$1,046	$903,862

[1] Includes partial paydowns, accretion of the valuation discount and advances on revolving loans
[2] Indemnified at 80% from the FDIC

During the second quarter 2012, the total balance of covered loans decreased $82.8 million, or 8.4%, as compared to the previous quarter.

ALLOWANCE FOR LOAN AND LEASE LOSSES - COVERED
Under the applicable accounting guidance, the allowance for loan losses related to covered loans is a result of impairment identified in on-going valuation procedures and is generally recognized in the current period as provision expense. However, if improvement is noted in a loan pool that had previously experienced impairment, the amount of improvement is recognized as a reduction to the applicable period's provision expense. Additional improvement beyond previously recorded impairment is reflected as a yield adjustment on a prospective basis. The timing inherent in this accounting treatment may result in earnings volatility in future periods.

The following table presents activity in the allowance for loan losses related to covered loans for the three months ended June 30, 2012, March 31, 2012, December 31, 2011 and September 30, 2011.

Table X

	As of or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2012	2012	2011	2011
Balance at beginning of period	$46,156	$42,835	$48,112	$51,044
Provision for loan and lease losses - covered	6,047	12,951	6,910	7,260
Total gross charge-offs	(5,163)	(10,118)	(13,513)	(10,609)
Total recoveries	1,287	488	1,326	417
Total net charge-offs	(3,876)	(9,630)	(12,187)	(10,192)
Ending allowance for loan and lease losses - covered	$48,327	$46,156	$42,835	$48,112

The Company has established an allowance for loan losses associated with covered loans based on estimated valuation procedures performed each quarter. The allowance for covered loan losses increased $2.2 million, or 4.7%, during the second quarter. As a percentage of total covered loans, the allowance for loan losses totaled 5.35% as of June 30, 2012 compared to 4.68% as of March 31, 2012.

Net charge-offs on covered loans during the second quarter 2012 were $3.9 million compared to $9.6 million for the first quarter 2012, a decrease of $5.8 million, or 59.8%. During the second quarter 2012, the Company recognized a provision expense of $6.0 million, representing a decrease of $6.9 million, or 53.3%, compared to the linked quarter. The difference between provision expense and net charge-offs primarily relates to the quarterly re-estimation of cash flow expectations required under ASC Topic 310-30. The net present value of expected cash flows is influenced by both the amount and timing of such cash flows. The Company continues to refine its expectations with respect to both factors as the covered portfolio ages.

In addition to the provision expense, the Company incurred loss share and covered asset expenses of $4.3 million, including $1.2 million of losses related to covered OREO and $3.1 million of other credit expenses related to covered assets. The receivable due from the FDIC under loss share agreements of $8.3 million related to total credit costs incurred was recognized as FDIC loss share income and a corresponding increase to the FDIC indemnification asset.